                                                                  EXHIBIT 21
                                                                 PAGE 1 OF 1


              ECHOSTAR COMMUNICATIONS CORPORATIONS AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

                                               STATE OR COUNTRY OF     % OF             NAME DOING
                  SUBSIDIARY                     INCORPORATION       OWNERSHIP        BUSINESS UNDER
                  ----------                     -------------       ---------        --------------
Direct Broadcasting Satellite Corporation          Colorado            100%        DBSC
Dish Entertainment Corporation                     Colorado            100%        Dish Entertainment
Dish Factory Direct Corporation                    Colorado            100%        Dish Factory Direct
Dish Network Credit Corporation                    Colorado            100%        DNCC
EchoStar Satellite Broadcasting Corporation        Colorado            100%        ESBC
EchoStar DBS Communications Corporation            Colorado            100%        EchoStar DBS
EchoStar DBS Corporation                           Colorado            100%        DBS Corporation
EchoStar KuX Corporation                           Colorado            100%        KuX
EchoStar Space Corporation                         Colorado            100%        EchoStar Space
Dish, Ltd.                                         Nevada              100%(1)     Dish, Ltd.
DirectSat Corporation                              Colorado            100%(2)     DirectSat
Echo Acceptance Corporation                        Colorado            100%(2)     EAC
Echonet Business Network, Inc.                     Colorado            100%(2)     Echonet
Echosphere Corporation                             Colorado            100%(2)     Echosphere
EchoStar Capacity Corporation                      Colorado            100%(2)     EchoStar Capacity
EchoStar International Corporation                 Colorado            100%(2)     EchoStar International
EchoStar Licensee Corporation                      Colorado            100%(2)     EchoStar Licensee
EchoStar Real Estate Corporation                   Colorado            100%(2)     EREC
EchoStar Satellite Corporation                     Colorado            100%(2)     ESC
E-Sat, Inc.                                        Colorado             80%(2)     E-Sat
Houston Tracker Systems, Inc.                      Texas               100%(2)     HTS
HT Ventures, Inc.                                  Colorado            100%(2)     HTV
Satellite Source, Inc.                             Colorado            100%(2)     Satellite Source
EchoStar Indonesia, Inc.                           Colorado            100%(4)     EchoStar Indonesia
EchoStar International (Mauritius) Ltd.            Colorado            100%(4)     EchoStar International
EchoStar U.K., Inc.                                Colorado            100%(4)     EchoStar U.K.
FlexTracker Sdn. Bhd.                              Limited Liability-
                                                    Malaysia           100%(5)     FlexTracker
EchoStar Manufacturing and Distribution
  Private Limited                                  India                51%(6)     (Mauritius) EMDPL

----------------------------------------------------------------------------------------------------

(1)  This is a subsidiary of EchoStar Satellite Broadcasting Corporation.
(2)  This is a subsidiary of Dish, Ltd.
(3) This is a subsidiary of Echosphere Corporation and Echonet Business Network, Inc.
(4)  This is a subsidiary of EchoStar International Corporation.
(5)  This is a subsidiary of Houston Tracker Systems, Inc.
(6) This is a subsidiary of EchoStar International (Mauritius) and Satrec Mauritius Limited, a Mauritius corporation 40% owned by EchoStar International Corporation.